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                                                                       EXHIBIT 5



                   [Letterhead of Simpson Thacher & Bartlett]



                                  February 1, 2002


Western Multiplex Corporation
1196 Borregas Avenue
Sunnyvale, CA 94089

Ladies and Gentlemen:


               We have acted as counsel to Western Multiplex Corporation, a

Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities

Act of 1933, as amended (the "Act"), relating to the issuance by the Company of

65,952,467 shares of Class A common stock, par value $.01 per share, upon consummation of the merger (the "Merger") contemplated by the Agreement and

Plain of Reorganization, dated as of January 16, 2002 (the "Merger Agreement"),

among the Company, Proxim, Inc. ("Proxim"), a Delaware corporation, and

Walnut-Pine Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company ( "Merger Sub"). Upon consummation of the Merger,

Merger Sub will be merged with and into Proxim and each outstanding share of the common stock, par value $.0001 per share, of Proxim will be converted into shares of the Company's Class A common stock (the "Shares"), all as more fully described in the Registration Statement.


               We have examined the Registration Statement, the Merger Agreement and the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.


               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies,

and the authenticity of the originals of such latter documents.


               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued in accordance with the terms of the Merger Agreement, the Shares will be will be validly issued, fully paid and nonassessable.


               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General

Corporation Law.


               We hereby consent to the filing of this opinion letter as Exhibit

5 to the Registration Statement and to the use of our name under the caption

"Legal and Tax Matters" in the Prospectus included in the Registration

Statement.



                                             Very truly yours,

                                             /s/ SIMPSON THACHER & BARTLETT

                                             SIMPSON THACHER & BARTLETT